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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Delano Technology Corporation


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form F-3 No. 333-57820) and related Prospectus of Delano Technology Corporation for the registration of 5,031,045 shares of its common stock and to the incorporation by reference therein of our reports dated March 1, 2000, with respect to the financial statements of Digital Archaeology Corporation included in Amendment No. 1 to Delano Technology Corporation's Current Report on Form 8-K dated December 29, 2000 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Kansas City, Missouri
April 23, 2001